Execution Version

                                VOTING AGREEMENT

     VOTING AGREEMENT, dated as of September 12, 2007 (this "Agreement"), by and among the stockholders of Pure Biofuels Corp., a Nevada corporation (the "Company"), listed on the signature page(s) hereto (collectively, the "Stockholders" and each individually, a "Stockholder"), Plainfield Special Situations Master Fund Limited, a Cayman Islands Corporation ("PSSM"), Plainfield Peru I LLC, a Delaware limited liability company ("LLCI"), and Plainfield Peru II LLC, a Delaware limited liability company ("LLCII" and together with PSSM and LLCI, "Plainfield").

                                    RECITALS

     WHEREAS, as of the date hereof, the Stockholders beneficially own an aggregate of 10,806,463 shares of common stock of the Company, par value $0.001 per share (the "Common Stock"), as set forth on Schedule I hereto (such shares, or any other voting or equity securities of the Company hereafter acquired by any Stockholder prior to the termination of this Agreement, being referred to herein collectively as the "Shares");

     WHEREAS, concurrent with the execution of this Agreement, Pure Biofuels del Peru S.A.C. and Palma Industrial S.A.C., each a subsidiary of the Company, as Borrowers, and the Company, as Guarantor, are entering into a Loan Agreement with PSSM, dated as of the date hereof (the "Loan Agreement") pursuant to which, upon the terms and subject to the conditions thereof, Plainfield will make available to the Borrower borrowings in the aggregate amount of $20,000,000;

     WHEREAS, concurrent with the execution of this Agreement, the Company is entering into a Securities Purchase Agreement with LLCI and LLCII, dated as of the date hereof (the "Securities Purchase Agreement" and, together with the Loan Agreement, the "Financing Agreements"), pursuant to which, upon the terms and subject to the conditions thereof, the Company will issue to LLCI and LLCII 11,000,000 shares of common stock of the Company, $10,000,000 aggregate principal amount of 10%/12% Convertible PIK Election Notes, convertible into 16,666,6667 shares of Common Stock (the "Notes") and warrants representing the right to purchase shares of Common Stock of the Company representing in the aggregate 34.4% of the Company's fully diluted Common Stock (the "Warrants");

     WHEREAS, the conversion of the Notes and the exercise of the Warrants are conditioned upon the receipt of stockholder approval of a proposal to increase the number of authorized shares of common stock of the Company from 93,750,000 to a number sufficient to support the issuance of the common stock underlying the Note and the Warrants; and

     WHEREAS, as a condition to the willingness of Plainfield to enter into the Financing Agreements, Plainfield has required that the Stockholders agree, and in order to induce Plainfield to enter into the Financing Agreements, the Stockholders are willing, to enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

     Section 1.  Voting of Shares.

     The Stockholders shall vote all Common Stock beneficially owned by each (including any Common Stock hereafter acquired) at any regular or special meeting of the stockholders of the Company, or in any written consent executed in lieu of such a meeting of stockholders, in favor of a proposal to (i) increase the number of authorized shares of common stock of the Company from 93,750,000 to a number sufficient to support the issuance of the common stock underlying the Notes (including any Notes issued in lieu of interest thereon) and the Warrants and (ii) delete Article 15 ("Stockholder Appraisal Rights in Business Combinations") from the Articles of Incorporation of the Company.

     Section 2.  Term.

     2.1 This Agreement shall terminate upon the earlier of stockholder approval of the actions set forth in Section 1 hereof and January 31, 2008.

     Section 3.  Covenants of the Stockholders.

     3.1 Disposition of Stock by Stockholders. The Stockholders shall not, directly or indirectly, prior to stockholder approval of the actions set forth in Section 1 hereof, sell, dispose of or otherwise transfer record or beneficial ownership of any shares of Common Stock subject to this Agreement owned of record or beneficially by the Stockholders as of the date hereof unless:

          (a) Such sale, disposition or transfer is effected after the record date for determining holders of Common Stock who will be entitled to notice of and to vote on the actions set forth in Section 1 hereof; or

          (b) Any person acquiring any share of Common Stock of the Stockholders prior to the record date set forth in Section 3.1(a), by accepting it, (i) agrees to be subject to all the terms and conditions of this Agreement as if such person signed this Agreement as a Stockholder, and (ii) either (A) agrees to execute an irrevocable proxy in substantially the form attached hereto as Exhibit 1, or (B) is notified that such Stockholder has executed an irrevocable proxy in substantially the form attached hereto as Exhibit 2 by placing a legend on such stock certificates.

     3.2 No Inconsistent Agreement. The Stockholders shall not enter into any agreement or grant any proxy or power of attorney with respect to their respective Common Stock that is inconsistent with the terms hereof.

     Section 4. Representations and Warranties of the Stockholders. The Stockholders hereby severally and not jointly represent and warrant to Plainfield as follows:

     4.1 Authority. This Agreement has been duly executed and delivered by each of the Stockholders and this Agreement constitutes valid and binding obligations of each of the Stockholders enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefore may be brought.

     4.2 The Common Stock. The Stockholders have good and marketable title to, and sole voting rights with respect to, their respective Common Stock.

     Section 5. Representations and Warranties of Plainfield. Plainfield has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Plainfield and the consummation by Plainfield of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Plainfield. This Agreement has been duly executed and delivered by Plainfield and this Agreement constitutes valid and binding obligations of Plainfield enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

     Section 6.  Miscellaneous.

     6.1 Specific Performance. Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, in addition to any other right or remedy available to it, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to such injunction and to the ordering of specific performance.

     6.2 Entire Agreement; Amendments and Modification. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

     6.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

     6.4 Governing Law; Submission to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR

OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER IT, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER IT. EACH PARTY HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH SECTION 6.6, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREE NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     6.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     6.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) three business days after being sent by hand delivery in writing, by facsimile or electronic transmission, by registered or certified mail, return receipt requested, postage prepaid, or (ii) one business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

               (i)  if to any Stockholder, see Schedule I

               (ii) if to Pure Biofuels to:

               Pure Biofuels Corp.

               9440 Little Santa Monica Boulevard, Suite 401
               Beverly Hills, Ca 90210
               Attention: Steven S. Magami
               Facsimile No: 310-402-5947

               (ii) With a copy (which shall not constitute notice) to:

               DLA Piper US LLP
               1251 Avenue of the Americas
               New York, New York  10020
               Attention: Daniel I. Goldberg, Esq.
               Facsimile No: 212-335-4501

               (iii) if to Plainfield to:

               Plainfield Special Situations Master Fund Limited
               55 Railroad Avenue
               Greenwich, CT 06830
               Attention: General Counsel
               Telephone: 203-302-1700
               Facsimile: 203-302-1779

               (iv) With a copy (which shall not constitute notice) to:

               White & Case LLP
               1155 Avenue of the Americas
               New York, New York  10036
               Attn:  Thomas P. Higgins, Esq.
               Telephone: 212-819-8813
               Facsimile: 212-354-8113

     6.7 No Third Party Beneficiaries. This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.

     6.8 Assignment. Except as provided in Section 3 hereof, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

     6.9 Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     6.10 Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No summary of this Agreement prepared by the parties shall affect in any way the meaning or interpretation of this Agreement.

     6.11 WAIVER OF JURY TRIAL. PLAINFIELD AND EACH STOCKHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF PLAINFIELD OR EACH STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

                  [remainder of page left blank intentionally]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

                                                  PLAINFIELD PERU I LLC


                                                  By:  /s/ Steven Segaloff
                                                      --------------------------
                                                  Name:  Steven Segaloff
                                                  Title: Senior Vice President

                                            [Signature page to Voting Agreement]

                                                  PLAINFIELD PERU II LLC


                                                  By:  /s/ Steven Segaloff
                                                      --------------------------
                                                  Name:  Steven Segaloff
                                                  Title: Senior Vice President

                                            [Signature page to Voting Agreement]

                                                  PLAINFIELD SPECIAL SITUATIONS
                                                  MASTER FUND LIMITED


                                                  By:  /s/ Steven Segaloff
                                                      --------------------------
                                                  Name:  Steven Segaloff
                                                  Title: Authorized Individual

                                            [Signature page to Voting Agreement]

                                                  By:  /s/ David Clifton
                                                      --------------------------
                                                  Name: David Clifton

                                            [Signature page to Voting Agreement]

                                                  By:  /s/ Joy Clifton
                                                      --------------------------
                                                  Name: Joy Clifton

                                            [Signature page to Voting Agreement]

                                                  By:  /s/ Brendan Barber
                                                      --------------------------
                                                  Name: Brendan Barber

                                            [Signature page to Voting Agreement]

                                                  By:  /s/ Hiroshi Dejaeghere
                                                      --------------------------
                                                  Name: Hiroshi Dejaeghere

                                            [Signature page to Voting Agreement]

                                                  By:  /s/ Luis Felix Goyzueta
                                                      --------------------------
                                                  Name: Luis Felix Goyzueta

                                            [Signature page to Voting Agreement]

                                                  By:  /s/ Patrick Orlando
                                                      --------------------------
                                                  Name: Patrick Orlando

                                            [Signature page to Voting Agreement]

                                                  By:  /s/ David Smalley
                                                      --------------------------
                                                  Name: David Smalley

                                            [Signature page to Voting Agreement]

                                                  TRIMARINE CORPORATION


                                                  By:  /s/ David Duharte
                                                      --------------------------
                                                  Name:  David Duharte
                                                  Title: General Manager

                                            [Signature page to Voting Agreement]

                                                TECHNOVALE LTD


                                                By:  /s/
                                                    ----------------------------
                                                Name:  Authorized Signatories
                                                Title: COS International
                                                       Limited as Sole Director

                                            [Signature page to Voting Agreement]

                                                CTH ONE LP


                                                By:  /s/
                                                    ----------------------------
                                                Name:  Authorized Signatory
                                                Title: Manager Citi Holdings LLC
                                                       GP of CTH One, LP

                                            [Signature page to Voting Agreement]

                                   SCHEDULE I

                                                                            NUMBER OF
                                                                            SHARES OF
   STOCKHOLDER NAME                       ADDRESS                          COMMON STOCK
----------------------   ---------------------------------------------   ----------------
David Clifton            198 Whonak Road                                        3,993,990
                         W. Vancouver, BC Canada V7P 3R1
Joy Clifton              3102-455 Beach Crescent                                2,602,550
                         W. Vancouver, BC Canada V6Z 3E5
Brendan Barber           153 West 21 Ave                                          277,463
                         Vancouver, BC Canada V5Y 2E3
Hiroshi Dejaeghere       Calle Los Euchariz 150 DPTO 201                          990,990
                         Monterrico Surco, Lima Peru 33
Luis Felix Goyzueta      Av La Merced 810                                         390,000
                         Surco, Lima, Peru 33
Patrick Orlando          Calle Los Euchariz 150 DPTO 201                          990,990
                         Monterrico Surco, Lima, Per 33
David Smalley            1200-999 Hastings Street                                 480,480
                         Vancouver, BC Canada V6C 2W2
Trimarine Corporation    Calle Bolivar 472 de 304 Miralflores                     413,333
                         Lima, Peru 18
Technovale Ltd.          18 Esplanade St. Helier Jersey, JE48RT                   250,000
                         Jersey, Channel Islands
CTH One LP               550 S. Hill St #1220, Los Angeles, CA 90013              416,667
                                                                         ----------------
                                                Total Number of Shares         10,806,463
                                                                         ================

                                    EXHIBIT 1
                            FORM OF IRREVOCABLE PROXY

     Reference is made to that certain Voting Agreement (the "Voting Agreement")dated as of September 12, 2007 by and among the stockholders of Pure Biofuels Corp. party thereto, Plainfield Special Situations Master Fund Limited, Plainfield Peru I LLC and Plainfield Peru II LLC.

     Pursuant to the terms of the Voting Agreement, the acquisition by the undersigned of the shares of common stock referred to below is conditioned upon execution and delivery of this Proxy.

     The undersigned, being the record owner of [number] shares of common stock, $.001 par value per share, of Pure Biofuels Corp., does hereby appoint [Name of Stockholder] as my proxy to attend any meeting of the stockholders of Pure Biofuels Corp. referred to in Section 1 of the Voting Agreement, with full power to act for me in the same manner and extent that the undersigned might if personally present at such meeting.

     [Name of Stockholder] shall have full power to substitute another person as his proxy and to revoke the appointment of any such substitute person.

     This Proxy is irrevocable until January 31, 2008 and coupled with an interest.

                                             -----------------------------------
                                             [Name of transferee of Stockholder]

                                    EXHIBIT 2
                            FORM OF IRREVOCABLE PROXY

     Reference is made to that certain Voting Agreement (the "Voting Agreement")dated as of September 12, 2007 by and among the stockholders of Pure Biofuels Corp. party thereto, Plainfield Special Situations Master Fund Limited, Plainfield Peru I LLC and Plainfield Peru II LLC.

     The execution and delivery of the Voting Agreement and this Proxy is a condition to the willingness of Plainfield to enter into the Financing Agreements (as defined in the Voting Agreement).

     The undersigned, being the record owner of [number] shares of common stock, $.001 par value per share, of Pure Biofuels Corp., does hereby appoint [_________________] as my proxy to attend any meeting of the stockholders of Pure Biofuels Corp. referred to in Section 1 of the Voting Agreement, with full power to act for me in the same manner and extent that the undersigned might if personally present at such meeting.

     [_________________] shall have full power to substitute another person as his proxy and to revoke the appointment of any such substitute person.

     This Proxy is irrevocable until January 31, 2008 and coupled with an interest.

                                             -----------------------------------
                                             [Name of Stockholder]